                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                     Securities Owned
                                                          Country or           ----------------------------
                                                           State of                                Percent
                   Name                                  Incorporation             Class          Ownership
                   ----                                  -------------             -----          ---------
Honeywell Inc ........................................      Delaware           Common Stock          100
Honeywell International Finance Corporation ..........      Delaware           Common Stock          100
Honeywell Technology Solutions Inc. ..................      Delaware           Common Stock          100
Honeywell Intellectual Properties Inc. ...............      Arizona            Common Stock          100
Honeywell Specialty Wax & Additives Inc. .............      Delaware           Common Stock          100
ASI Specialty Chemicals, L.L.C. ......................      Delaware           Common Stock          100
Grimes Aerospace Company .............................      Delaware           Common Stock          100
Pittway Corporation ..................................      Delaware           Common Stock          100
Prestone Products Corporation ........................      Delaware           Common Stock          100

                                   ----------

         The names of Honeywell's other consolidated subsidiaries, which are primarily totally-held by Honeywell, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.